Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258275 on Form S-8 of our report dated July 29, 2021 relating to the consolidated financial statements of PowerSchool Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

Deloitte & Touche LLP

Folsom, California

March 24, 2022